SECURITIES PURCHASE AGREEMENT
dated as of
April 25, 2000
between
E-LOAN, INC.
and
CERTAIN PURCHASERS

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT, dated as of April 25, 2000, by and among E-LOAN, INC., a Delaware corporation (the "Company"), and the parties referred to as "Purchasers" on the signature page(s) o

R E C I TA L S:

WHEREAS, the Company has authorized the issuance and sale of certain shares of its common stock in exchange for certain consideration; and

WHEREAS, the Purchasers desire to purchase and the Company desires to sell common stock on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements, the Company and the Purchasers hereby agree as follows:

  Purchase and Sale of the Shares

      Purchase and Sale of the Shares. Subject to the terms and conditions set forth in this Agreement and in reliance upon the Company's and the Purchasers' respective representations set forth herein, on the Closing Date the Company shall sell to the Purchasers, and the Purchasers, severally but not jointly, shall purchase from the Company that number of shares (the "Shares"), of the Company's $0.001 par value common stock ("Common Stock"), as is set forth opposite such Purchaser's name on Schedule 1.01 attached to this Agreement (except that Technology Partners Fund VI, L.P. ("TPF") is only required to acquire 1,066,666 Shares if appropriate internal approval is not obtained by it to acquire additional Shares) at a price per Share of $3.75 (the "Purchase Price"). The sale and purchase shall be effected on the Closing Date by the Company delivering to each Purchaser a duly executed stock certificate in the name of each Purchaser evidencing the Shares to be purchased against delivery by Purchaser to the Company of cash by wire transfer of immediately available funds in the amount of the aggregate Purchase Price for such Purchaser as set forth opposite its name as set forth on Schedule 1.01, to such account as may be specified by the Company. Each Purchaser shall be obligated hereunder only with respect to the number of Shares for which it has subscribed (as set forth in Schedule 1.01 as provided above). To the extent of any stock splits, stock dividends, combinations and other recapitalizations of the Company's capital shares, the Purchase Price and the number of Shares set forth on Schedule 1.01 shall be appropriately adjusted.

      The Closing. The closing of the sale and purchase of the Shares hereunder (the "Closing") shall take place at the offices of the Company or such other location as the Purchasers acquiring a majority of the Shares hereunder ("Majority Purchasers") and the Company shall agree, on June 30, 2000 or such other date as the Majority Purchasers and the Company shall agree (the "Closing Date").

      Shares Purchaser. Each Purchaser may, by notice in writing to the Company, assign its rights to purchase all or a portion of the Shares that it has subscribed to purchase hereunder to one or more Affiliates of such Purchaser, provided that the representations and warranties set forth in Article III are true with regard to each such assignee and each such assignee shall agree to be bound by the terms of this Agreement. Notwithstanding any other provision of this Agreement, FT Ventures may assign its interests to acquire up to 666,666 shares of Common Stock (as appropriately adjusted for stock splits, stock dividends, combinations, and other recapitalizations of the Company's share capital) issuable pursuant to this Agreement to another venture capital fund, provided that the representations and warranties set forth in Article III are true with regard to each such assignee, the Company has approved such assignment, which approval may not be unreasonably withheld, and each such assignee shall agree to be bound by the terms of this Agreement. Notwithstanding any other provision of this Agreement, each of FT Ventures, TPF and Benchmark may assign its interests to acquire any of the shares of Common Stock issuable pursuant to this Agreement to any of its general or limited partners, provided that the representations and warranties set forth in Article III are true with regard to each such assignee and each such assignee shall agree to be bound by the terms of this Agreement.

  Representations and Warranties of the Company

  The Company represents and warrants to the Purchasers that except as set forth on Schedule II hereto (which schedule shall note the section of this Article II to which such exception refers and any such exception shall apply only to the section so referenced):

      Organization; Good Standing. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as it is presently being conducted and as proposed to be conducted.

      Capital Stock. The authorized capital stock of the Company consists of: (i) 70,000,000 shares of Common Stock, par value $0.001 per share, of which, on April 24, 2000, 42,037,828 shares were duly and validly issued, fully paid, nonassessable and outstanding, 13,600,000 are reserved for issuance upon the exercise of stock options granted or to be granted under the Company's stock option plan and Employee Stock Purchase Plan, and 75,000 are reserved for issuance upon the exercise of outstanding warrants or other options issued by the Company, and (ii) 5,000,000 shares of Preferred Stock, par value $0.001 per share, of which no shares are outstanding. Except as set forth above, (i) there are no shares of capital stock or other equity securities of the Company outstanding and (ii) there are no outstanding warrants, options, agreements, convertible or exchangeable securities or other commitments pursuant to which the Company is or may become obligated to issue, sell, purchase, return or redeem any shares of capital stock or other securities of the Company, and there are not any equity securities of the Company reserved for issuance for any purpose. All issued and outstanding shares of the Company's capital stock  have been duly authorized and validly issued, are fully paid and nonassessable, and were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

      Authority; Execution and Delivery; Enforceability. This Agreement and that certain Registration Rights Agreement to be entered into by and among the Company and the Purchasers on the Closing Date in substantially the form of Exhibit A attached hereto (the "Rights Agreement") (together, the "Transaction Documents") have been, or at the Closing, in the case of the Rights Agreement, will have been, duly executed and delivered by the Company and each constitutes or, in the case of the Rights Agreement, will constitute at the Closing the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Board of Directors of the Company has duly authorized the execution, delivery, and performance of the Transaction Documents. No other corporate action is necessary to authorize the execution or delivery of the Shares, or the performance by the Company of its obligations hereunder and thereunder.

      Common Stock. The Shares have been duly authorized and, upon issuance in accordance with this Agreement, will be validly issued, fully paid and nonassessable shares of Common Stock of the Company issued free and clear of any Lien, and no Person has or will have any preemptive rights to subscribe for such Shares.

        Assuming that the representations and warranties of the Purchasers set forth in Article III are true and correct and that any certificates evidencing the Shares shall contain a legend substantially similar to that set forth in Section 3.03, the issuance of the Shares is exempt from the registration and prospectus delivery requirements of the Act as currently in effect, and have been or will be registered or qualified (or exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws as currently in effect.

      No Consent. Neither the nature of the business which the Company currently conducts or proposes to conduct, nor any relationship between the Company and any other Person, nor any circumstance in connection with the creation, authorization, issuance, offer or sale of the Shares, nor the execution, delivery and performance of any of the Transaction Documents, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority on the part of the Company or the vote, consent or approval in any manner of any lender to the Company or the holders of any security of the Company as a condition to the execution, delivery and performance of the Transaction Documents. In addition to the foregoing, there are no consents or waivers, other than those which have been obtained, which the Company must obtain so as to be able to fulfill its obligations and to provide each of the Purchasers with all its rights under the Transaction Documents.

      Authorization To Do Business. The Company has filed all documents necessary to qualify it to do business as a foreign corporation, and the Company is in good standing under the laws of each jurisdiction in which the conduct of the Company's business or the nature of the property owned by the Company requires such qualification.

      Control. The Company does not own or control, and is not owned or controlled by, directly or indirectly, any corporation, partnership, business trust, association or other business entity other than E- Loan International, Inc., a British Virgin Islands corporation, which is a wholly owned subsidiary of the Company, and E-Loan Japan K.K., nor does the Company hold or own, directly or indirectly, any equity investment or interest in any other Person.

      Property. The Company owns or leases all of the property and assets necessary for its business as currently conducted and as proposed to be conducted and no such leases may be terminated without the Company's consent where termination of any of such leases, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. The Company owns its property and assets free and clear of all Liens, except those that arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets which the Company leases, the Company is in compliance with such leases and holds a valid and marketable leasehold interest free of any Liens or claims which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. All such leases are enforceable in accordance with their terms and the Company has not received any notice of any default thereunder.

      Intellectual Property. The Company owns or possesses sufficient legal rights to all trademarks, service marks, trade names, business names, brand names, logos, domain names, patents, copyrights, copyright registrations, designs, design registrations, trade secrets, licenses, and information and proprietary rights and processes (collectively, "Intellectual Property") for its business as now conducted and as proposed to be conducted. The conduct of the business of the Company as presently conducted and as proposed to be conducted does not violate, conflict with, misappropriate or infringe the Intellectual Propety of any other Person. No claims are pending or, to the knowledge of the Company, threatened, against the Company by any Person with respect to the ownership, validity, enforceability, effectiveness or use in the business of the Company of any Intellectual Property. The Company is not aware of any Person which is infringing, misappropriating or violating any of its Intellectual Property.

      Litigation. There are no actions, suits, proceedings or investigations pending or, to the best of the Company's knowledge and belief, any basis therefor or threat thereof, against or affecting the Company which question the validity of any Transaction Document or the right of the Company to enter into or execute any of such agreements or documents, or to consummate the transactions contemplated thereby, or, which could reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. The foregoing includes, without limitation, actions pending or threatened (or any substantive basis therefor known to the Company) involving the prior employment of any of the Company's employees, use in connection with the Company's business of any information or techniques allegedly proprietary to any former employers of the Company's employees, or obligations of the Company's employees under any agreements with their prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or Governmental Authority. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

      Regulatory; No Violation; No Conflicts. The Company has in all material respects duly complied with, and is presently in due compliance with, and is not in default in any material respect under any applicable law, ordinance, code, rule, statute, regulation, judgment, decree, writ, ruling, injunction, order or any other requirement of any Governmental Authority relating in any way or applicable in any manner to the Company, its properties or business (collectively, "Legal Requirements"), including, without limitation, all Legal Requirements relating to, in the United States, the Federal Trade Commission Act, and all regulations issued thereunder, and there is no pending claim by the Federal Trade Commission or any other Governmental Authority, whether national, state or local, in the United States or elsewhere, that the Company is not in such compliance or is in such breach. The Company holds, and is in compliance with, all franchises, licenses, permits, waivers, registrations, certificates, consents, approvals or authorizations required by any applicable Legal Requirement (collectively, "Permits") and has not received any notice asserting any noncompliance with, or breach or violation of, any Legal Requirement or Permit. The Company possesses all Permits required for the conduct of its business as now being operated, and has no reason to believe that it will be unable to obtain any Permits which are required for the future conduct of such business.

        The Company is not in violation or default of any provisions of its Certificate of Incorporation or By-Laws.

        The execution, delivery and performance of the Transaction Documents will not result in any violation of, be in conflict with, give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or constitute a default under, with or without the passage of time or the giving of notice: (i) any Legal Requirement or Permit; (ii) any Contract, obligation or commitment to which the Company is a party or by which it is bound; or (iii) the terms and conditions of the Certificate of Incorporation or By-Laws.

        The execution, delivery and performance of the Transaction Documents will not result in the creation or imposition of any Lien on any asset of the Company.

      Material Contracts. The Company has filed all material agreements as exhibits to filings with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are required to be filed as exhibits under the rules and regulations of the SEC. All such agreements filed as exhibits, together with any other agreements which would be required to be filed pursuant to any future filing of a Quarterly Report on Form 10-Q by the Company, are referred to as "Contracts". Each of the Contracts is valid, binding and in full force and effect and is enforceable by the Company in accordance with its terms. The Company has performed all material obligations required to be performed by it to date under each of the Contracts and is not (with or without the lapse of time or the giving of notice or both) in breach or default in any material respect thereunder and, to the knowledge of the Company, no other party to any of the Contracts is (with or without the lapse of time or the giving of notice or both) in breach or default in any material respect thereunder. The Company has avoided every condition, and has not performed any act, the occurrence of which would result in the Company's loss of any right granted under any Contract.

      Financial Information. The most recent audited financial statements of the Company included within reports filed by the Company with the SEC prior to the date hereof (the "Financial Statements") are complete and correct in all material respects and have been prepared in accordance with GAAP applied on a consistent basis with each other and with the financial statements of all previous fiscal periods (subject only, in the case of unaudited statements, to normal, recurring audit adjustments). The Company maintains and will continue to maintain a standard system of accounting established in accordance with GAAP. As of the date of the Financial Statements, the Company had incurred no Indebtedness other than that disclosed on the Financial Statements. Since the date of those Financial Statements, the Company has not:

        incurred any Indebtedness, except current liabilities incurred in the ordinary course of business, none of which (individually or in the aggregate) could reasonably be expected to result in a Material Adverse Effect;

        discharged or satisfied any Liens other than those securing, or paid any obligation or liability other than, current liabilities shown on the Financial Statements and current liabilities incurred since the most recent date thereof, in each case in the usual and ordinary course of business;

        mortgaged, pledged or subjected to Lien any of its assets, tangible or intangible other than in the usual and ordinary course of the Company's business;

        sold, transferred or leased any of its assets except in the usual and ordinary course of business;

        canceled or compromised any debt or claim, or waived or released any right of material value;

        suffered any physical damage, destruction or loss (whether or not covered by insurance) to Company assets which either alone or in the aggregate could reasonably be expected to result in a Material Adverse Effect;

        entered into any transaction other than in the usual and ordinary course of business except for the transactions contemplated by the Transaction Documents and the Marketing Agreement;

        declared or paid any dividends or other distributions with respect to its outstanding shares of Common Stock;

        breached any covenant of any Contract or suffered a breach in any Contract by any other party to such Contract; or

        suffered or experienced any other change that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

      No Voting Agreement. There are no outstanding stockholder agreements, voting trusts, proxies or other arrangements or understandings among the stockholders of the Company or with the Company relating to the voting of their respective shares or other securities issued by the Company which include voting rights.

      No Broker or Finders. No person, firm or corporation has or will have, as a result of any act or omission by the Company, any right, interest or valid claim against Purchasers for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated by the Transaction Documents. The Company will indemnify and hold Purchasers harmless against any and all liability with respect to any such commission, fee or other compensation which may be payable or determined to be payable as a result of the actions of the Company in connection with the transactions contemplated by the Transaction Documents.

      Taxes. For purposes of this Agreement:

      "Tax" or "Taxes" shall mean all federal, state, county, local, municipal, foreign and other taxes, assessments, duties or similar charges of any kind whatsoever, including all corporate franchise, income, sales, use, ad valorem, receipts, value added, profits, license, withholding, payroll, employment, excise, premium, property, customs, net worth, capital gains, transfer, stamp, documentary, social security, environmental, alternative minimum, occupation, recapture and other taxes, and including all interest, penalties and additions imposed with respect to such amounts, and all amounts payable pursuant to any agreement or arrangement with respect to Taxes.

      "Taxing Authority" shall mean any domestic, foreign, federal, national, state, county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising tax regulatory authority.

      "Tax Return" or "Tax Returns" shall mean all returns, declarations of estimated tax payments, reports, estimates, information returns and statements, including any related or supporting information with respect to any of the foregoing, filed or to be filed with any Taxing Authority in connection with the determination, assessment, collection or administration of any Taxes.

        (i) The Company, and any affiliated group, within the meaning of Section 1504 of the Code, of which the Company is or has been a member, has filed or caused to be filed in a timely manner (within any applicable extension periods) all material Tax Returns required to be filed by the Code or by applicable state, local or foreign tax laws, (ii) all material Taxes with respect to taxable periods covered by such Tax Returns, and all other Taxes for which the Company is or might otherwise be liable have been timely paid in full or will be timely paid in full by the due date thereof and the most recent audited financial statements for the Company reflect an adequate reserve for all Taxes payable by the Company for all taxable periods and portions thereof through the date of such financial statements, and (iii) there are no material liens for Taxes with respect to any of the assets or properties of the Company.

        No Tax Return of the Company has ever been examined by the Internal Revenue Service. No material Tax Return of the Company or any affiliated group of which the Company is or has ever been a member is under audit or examination by any Taxing Authority, and no written or unwritten notice of such an audit or examination has been received by the Company.

        Each material deficiency resulting from any audit or examination relating to Taxes by any Taxing Authority has been timely paid. No material issues relating to Taxes were raised by the relevant Taxing Authority in any completed audit or examination that can reasonably be expected to recur in a later taxable period. The relevant statute of limitations is closed with respect to the federal, foreign and material state and local Tax Returns of the Company and any affiliated group of which the Company has ever been a part for all years through December 31, 1995.

        The Company is not party to or bound by any tax sharing agreement, tax indemnity obligation or similar agreement, arrangement or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any Taxing Authority).

        The Company is not required to include in a taxable period ending after the Closing Date taxable income attributable to income that accrued in a prior taxable period but was not recognized in any prior taxable period as a result of the installment method of accounting, the long-term contract method of accounting, the cash method of accounting or Section 381 of the Code or any comparable provision of state, local, or foreign Tax law, or for any other reason.

        (i) No property of the Company is "tax exempt use property" within the meaning of Section 168(h) of the Code, (ii) the Company is not a party to any lease made pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954, and (iii) none of the assets of the Company are subject to a lease under Section 7701(h) of the Code or under any predecessor section thereof.

        (i) There are no outstanding agreements or waivers extending, or having the effect of extending, the statutory period of limitation applicable to any material Tax returns required to be filed with respect to the Company, (ii) neither the Company, nor any affiliated group, within the meaning of Section 1504 of the Code, of which the Company is or has been a member, has requested any extension of time within which to file any material Tax return, which return has not yet been filed, and (iii) no power of attorney with respect to any Taxes has been executed or filed with any Taxing Authority by or on behalf of the Company.

        The Company has complied in all respects with all applicable laws relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 3121 and 3402 of the Code or any comparable provision of any state, local or foreign laws) and have, within the time and in the manner prescribed by applicable law, withheld from and paid over to the proper Taxing Authorities all amounts required to be so withheld and paid over under applicable laws.

        The Company is not a real property holding corporation within the meaning of Section 897 of the Code.

        The Company is not a "foreign person" within the meaning of Section 1445 of the Code.

      Disclosure. Each Purchaser has access to a true and complete copy of each report, schedule, registration statement and definitive proxy statement, including exhibits filed therewith (but excluding exhibits incorporated therein by reference and not attached thereto), filed by the Company during the fiscal year ended December 31, 1999, and any subsequent interim periods, with the SEC (the "SEC Documents"), which are all the documents that the Company was required to file. As of their respective dates and, except to the extent information contained therein has been revised or superseded by a later filed SEC Document, as of the date hereof, none of the SEC Documents contained or contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations with respect thereto, have been prepared in accordance with GAAP during the periods presented and fairly present (subject only, in the case of the unaudited statements, to normal, recurring audit adjustments) the financial position of the Company as of the date thereof and the results of its operations and its cash flows for the periods then ended.

      Environmental Matters. (a) Except for matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, the Company (i) has not failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law; (ii) has not become subject to any Environmental Liability; (iii) has not received notice of any claim with respect to any Environmental Liability; or (iv) does not know of any basis for any Environmental Liability.

      Investment and Holding Company Status. The Company is not (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

      ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

      Insurance. The Company maintains policies of fire and casualty, liability and other forms of insurance, including directors' and officers' insurance, in such amounts, with such deductibles and against such risks and losses as are customarily maintained by companies engaged in the same or similar businesses. All such policies are in full force and effect, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that are not yet, but may be, required to be paid with respect to any period ending prior to the Closing Date), and no notice of cancellation or termination has been received with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation. The activities and operations of the Company have been conducted in a manner so as to conform in all material respects to all applicable provisions of such insurance policies.

      Sources of Available Funds. The Company maintains warehouse lines of credit and other credit facilities that provide sufficient amounts of financing necessary for its business as currently conducted and as proposed to be conducted. As of March 31, 2000, the total amount of mortgage loans held-for-sale is $24,608,000. All such mortgage loans are listed as current assets on the Company's most recent balance sheet.

      Maintenance of Common Stock. The Company at the Closing will have a sufficient number of authorized but unissued shares of Common Stock for issuance to the Purchasers at the Closing Date and has reserved a sufficient number of additional shares of Common Stock for issuance upon exercise of the Schwab Warrants.

      Employee and Labor Matters. (i) There is not any, and during the past five years there has not been any, labor strike, dispute, work stoppage or lockout pending, or, to the knowledge of the Company, threatened, against or affecting the Company; (ii) to the knowledge of the Company, no union organizational campaign is in progress with respect to the employees of the Company and no question concerning representation of such employees exists; (iii) the Company is not engaged in any unfair labor practice; (iv) there are not any unfair labor practice charges or complaints against the Company pending, or, to the knowledge of the Company, threatened, before the National Labor Relations Board; (v) there are not any pending, or, to the knowledge of the Company, threatened, union grievances against the Company as to which there is a reasonable possibility of adverse determination and that, if so determined, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; (vi) there are not any pending, or, to the knowledge of the Company, threatened, charges against the Company or any of its current or former employees before the Equal Employment Opportunity Commission or any state or local agency responsible for the prevention of unlawful employment practices; and (vii) the Company has not received written or oral communication during the past five years of the intent of any Governmental Authority responsible for the enforcement of labor or employment laws to conduct an investigation of the Company and, to the knowledge of the Company, no such investigation is in progress.

      Certain Regulatory Matters. The Company is not currently engaged in any activity not permitted by Section 4(c)(8) of the Bank Holding Company Act of 1956, as amended (the "Bank Act"), or Regulation Y of the Federal Reserve Board (12 CFR 225.28(b)) ("Regulation Y"). In addition, neither the sale of the Shares pursuant to this Agreement nor the granting of the Schwab Warrants to Charles Schwab & Co., Inc. ("Schwab") in connection with that certain Marketing Agreement entered into as of even date herewith (the "Marketing Agreement") shall require the Company to obtain approval from any Governmental Authority, including in connection with any mortgage brokerage or other similar license, except any approval necessary in connection with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act"), or any approval which if not obtained would not have a Material Adverse Effect. To the Company's knowledge, neither the acquisition by the Purchasers of the Shares, nor the acquisition of the Schwab Warrants by Schwab (or the shares of Common Stock issuable upon the exercise or conversion thereof) shall require Schwab or any Purchaser to register as a real estate broker, mortgage broker, mortgage lender, or otherwise with any Governmental Authority.

  Representations and Warranties of Purchaser

  Each Purchaser represents and warrants to the Company, severally and not jointly, as follows:

      Investment for Own Account. The Purchaser is acquiring the Shares hereunder for its own account for investment only and not with a view to any public distribution of the Shares; and such Purchaser will not offer to sell or otherwise dispose of the Shares except pursuant to Article IV hereof. No other Person has been granted by the Purchaser any right with respect to or interest in the Shares, nor has it agreed to give any Person any such interest or right in the future.

      Offering Exemption. The Purchaser understands that the Shares have not been registered under the Act, nor qualified under any state securities laws, and that they are being offered and sold pursuant to an exemption from such registration and qualification based in part upon the representations of such party contained herein. The Purchaser is an "accredited investor", as defined in Rule 501 of Regulation D under the Act.

      Legends. The Purchaser understands that certificates representing the Shares will be endorsed with the following legend:

  "THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) EFFECTIVE REGISTRATION STATEMENTS RELATED THERETO, (ii) AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATIONS ARE NOT REQUIRED, or (iii) RECEIPT OF NO-ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES."

  SECTION 3.04. Removal of Legend. The Purchaser understands and agrees that any legend endorsed on a certificate or instrument evidencing the Shares shall be removed, and the Company shall issue a certificate or instrument without such legend to the holder of such security only (a) if such security is being disposed of pursuant to registration under the Act and any applicable state acts or pursuant to Rule 144 or any similar rule then in effect or (b) if such holder provides the Company with an opinion of counsel satisfactory to it to the effect that a sale, transfer, assignment, offer, pledge or distribution for value of such security may be made without registration and that such legend is not required to satisfy the applicable exemption from registration.

  SECTION 3.05. Acts and Proceedings. This Agreement has been duly authorized by all necessary action on the part of the Purchaser, has been duly executed and delivered by the Purchaser, and is a valid and binding agreement upon the part of the Purchaser.

  SECTION 3.06. No Brokers or Finders. No person, firm or corporation has or will have, as a result of any act or omission by the Purchaser, any right, interest or valid claim against the Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated by the Transaction Documents. The Purchaser will indemnify and hold the Company harmless against any and all liability with respect to any such commission, fee or other compensation which may be payable or determined to be payable as a result of the actions of the Purchaser in connection with the transactions contemplated by the Transaction Documents.

  Covenants of the Purchasers

  SECTION 4.01. Sales. Each Purchaser, severally and not jointly, covenants that it will not sell or otherwise transfer any of the Shares acquired by it hereunder other than pursuant to (i) Rule 144 or any similar or analogous rule or rules or (ii) an effective registration under the Act or in a transaction which, in the opinion of counsel reasonably satisfactory to the Company, qualifies as an exempt transaction under the Act and the rules and regulations promulgated thereunder.

  SECTION 4.02. Six-Months Lockup. During the period beginning on the Closing Date and ending six months thereafter, each Purchaser agrees not to (a) offer, pledge, sell or contract to sell the Shares; sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase in connection with the Shares; or otherwise transfer or dispose of, directly or indirectly, the Shares; or (b) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of the Shares (regardless of whether any transaction described in clause (a) or (b) is to be settled by the delivery of the Shares, in cash or otherwise), without the prior written consent of the Company; provided, however, that the provisions of this Section shall not apply to transactions between a Purchaser, on the one hand, and any Affiliate of the Purchaser, on the other hand; provided that, such Affiliate agrees in writing to be bound by the terms of this Agreement to the same extent as such Purchaser. Notwithstanding any other provision of this Agreement, FT Ventures may assign up to 666,666 Shares (less the number of Shares for which interests have previously been assigned pursuant to Section 1.03 of this Agreement) (as appropriately adjusted for stock splits, stock dividends, combinations, and other recapitalizations of the Company's share capital) issued pursuant to this Agreement to another venture capital fund, provided that the representations and warranties set forth in Article III are true with regard to each such assignee, the Company has approved such assignment, which approval may not be unreasonably withheld, and each such assignee shall agree to be bound by the terms of this Agreement. Notwithstanding any other provision of this Agreement, each of FT Ventures, TPF and Benchmark may assign any of the shares of Common Stock issued pursuant to this Agreement to any of its general or limited partners, provided that the representations and warranties set forth in Article III are true with regard to each such assignee and each such assignee shall agree to be bound by the terms of this Agreement.

  Conditions

      Conditions of each Purchaser's Obligations. The obligations of each Purchaser hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 7.02; provided that Abbey National Treasury Services Overseas Holdings ("Abbey National") may waive item (j) by itself and FT Ventures may waive item (k) by itself)):

        The Purchaser (or its counsel) shall have received from the Company a counterpart of this Agreement and a counterpart of the Rights Agreement each signed on behalf of the Company and by the Purchasers who have subscribed to purchase Shares with an aggregate Purchase Price of no less than $35,999,900.

        The Purchaser shall have received such documents and certificates as it or its counsel may reasonably request relating to the organization, existence and good standing of the Company, the authorization of the transactions contemplated in this Agreement and the other Transaction Documents and any other legal matters relating to the Company, this Agreement or the transactions contemplated hereby or thereby, all in form and substance satisfactory to the Purchaser and its counsel.

        The representations and warranties of the Company under this Agreement shall be true in all material respects; the Purchaser shall have received from the Company's Financial Officer a certificate dated as of the Closing Date with the same effect as though made on and as of the Closing Date, stating that the representations and warranties of the Company as set forth in this Agreement are true and accurate in all material respects as of the Closing Date, and that the Company has suffered no Material Adverse Effect.

        The Company shall have performed and complied in all respects with the agreements and conditions required by this Agreement to be performed and complied with by it prior to or as of the Closing, including without limitation the execution and delivery by the Company of the other Transaction Documents.

        All registrations, qualifications, permits and approvals required under applicable state securities laws for the lawful execution and delivery of this Agreement and the offer, sale, issuance and delivery of the Shares shall have been obtained.

        All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and in the other Transaction Documents and all certificates, opinions, agreements, instruments and documents mentioned herein or incident to any such transaction shall be satisfactory in form and substance to the Purchaser and its counsel.

        The Company shall have amended the Certificate of Incorporation to increase the number of shares of authorized Common Stock to an amount sufficient to cover all currently outstanding shares of Common Stock, the Shares, the shares of Common Stock which may be issued upon the exchange or conversion of the Schwab Warrants and all shares of Common Stock which are currently reserved for issuance by the Company.

        The applicable waiting period under the HSR Act, to the extent any filing may be necessary pursuant to the HSR Act, shall have expired or been terminated, and all other permits, consents, approvals, licenses, orders or authorizations of, and registrations, declarations and filings with, any Governmental Authority, if any that are required to be obtained or made in connection with (i) the execution, delivery or performance of this Agreement by the Company or the consummation by the Company of the transaction contemplated hereby and thereby, and (ii) the conduct by the Company or Purchaser (other than as required by some characteristic of Purchaser) of their respective businesses following the Closing, as conducted on the date hereof, shall have been duly obtained or made.

        The Purchasers shall have received a favorable opinion from legal counsel to the Company in substantially the form of Exhibit B attached to this Agreement.

        To the extent that Abbey National (and/or its Affiliates) acquires at least 1.0 million Shares at the Closing, Abbey National shall have received a side letter from the Company substantially to the effect that: For so long as Abbey National (and/or its Affiliates or its partners) owns in excess of 1.0 million shares of the Common Stock (as appropriately adjusted for stock splits, stock dividends, combinations and other recapitalizations of the Company's capital shares), the Company shall take all actions necessary to ensure that an individual designated by Abbey National be permitted to (i) serve as a member of the Board of Directors of E-Loan U.K.; provided that, the Company continues to have a right to appoint a director to such entity and (ii) attend, as a non-voting member, any meetings of the Company's Board of Directors (but not any committee meetings thereof). In addition, the Company agrees to notify Abbey National of any meetings of the Board of Directors and to provide it with all materials generally provided to members of the Board of Directors in advance of any Board of Directors meetings and to provide Abbey National with copies of all minutes of any Board of Directors meetings (including meetings of committees thereof). Abbey National may designate different individuals from time to time to sit on such board or attend such meetings; provided that, it notifies the Company in the event of any change in any such designated individual and it may designate different individuals to serve on or attend the different board meetings.

        To the extent that FT Ventures (and/or its Affiliates) acquires at least 1.0 million Shares at the Closing, FT Ventures shall have received a side letter from the Company substantially to the effect that: For so long as FT Ventures (and/or its Affiliates or its partners) owns in excess of 1.0 million shares of the Company's Common Stock (as appropriately adjusted for stock splits, stock dividends, combinations and other recapitalizations of the Company's capital shares), the Company shall take all actions necessary to ensure that an individual designated by FT Ventures be permitted to attend, as a non-voting member, any meetings of the Company's Board of Directors (but not any committee meetings thereof). In addition, the Company agrees to notify FT Ventures of any meetings of the Board of Directors and to provide FT Ventures with all materials generally provided to members of the Board of Directors in advance of any Board of Directors meetings and to provide FT Ventures with copies of all minutes of any Board of Directors meetings (including meetings of committees thereof). FT Ventures may designate different individuals from time to time to attend the Board of Directors meetings; provided that, it notifies the Company in the event of any change in any such designated individual.

        The Marketing Agreement and the Schwab Warrants shall remain in full force and effect.

        No Legal Requirement shall have been enacted, entered, issued, promulgated or enforced by any Governmental Authority that prohibits or restricts the transactions contemplated by this Agreement and the other Transaction Documents.

        The Common Stock shall then be traded on the Nasdaq National Market and not subject to any stop orders or suspensions of trading for any reason.

        Solely in connection with the acquisition of more than $3,999,997.50 of the Shares by TPF, the appropriate authorities at TPF shall have approved TPF's acquisition of more than $3,999,997.50 of the Shares.

      Conditions of the Company's Obligations. The Company's obligation to sell the Shares to the Purchasers on the Closing Date is subject to the fulfillment prior to or on the Closing Date of the conditions set forth below. In the event that any such condition is not satisfied, Company shall not be obligated to proceed with the sale of such Shares.

        The representations and warranties of each Purchaser under this Agreement shall be true in all material respects as of the Closing with the same effect as though made on and as of the Closing Date.

        Each Purchaser shall have performed and complied with all agreements or conditions required by this Agreement to be performed and complied with by it prior to or as of the Closing Date.

        The applicable waiting period under the HSR Act, to the extent any filing may be necessary pursuant to the HSR Act, shall have expired or been terminated.

        The Company shall have received approval of its stockholders (i) for the issuance of the Shares and (ii) to amend the Certificate of Incorporation to increase the number of authorized shares of Common Stock to not less than 80 million.

      Termination Date. Notwithstanding anything herein to the contrary, if the Closing Date has not occurred on or prior to July 31, 2000, each Purchaser's obligation to purchase the Shares shall be terminated.

  Covenants of the Company

  The Company covenants and agrees with the Purchasers as follows:

      Existence; Conduct of Business. The Company will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence in good standing and the rights, licenses, permits, privileges and franchises material to the conduct of its business.

      Payment of Obligations. The Company will pay its Indebtedness and other obligations, including Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Company has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation, and (d) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

      Maintenance of Properties. The Company will keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

      Insurance. The Company will maintain with financially sound and reputable insurance companies, insurance in such amounts and against such risks (including fire and other risks insured by extended coverage) as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury, death or property damage occurring upon, about or in connection with the use of any properties owned, occupied or controlled by it as well as such other insurance as may be required by law.

      Compliance with Laws. The Company will comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

      SEC Disclosures. Each report, schedule, registration statement and definitive proxy statement filed by the Company with the SEC from and after the date of this Agreement will comply in all material respects with the requirements of the Exchange Act and/or the Act as applicable to such documents and none of such documents will, when filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company shall comply with all SEC filing requirements to which it is subject.

      Regulation Y. At least 90 days prior to engaging in any new activity or performing any new service, including any new activity as defined in Regulation Y, the Company will notify the Purchasers in writing. The Charles Schwab Corporation or any other Purchaser subject to the Bank Act and the Company agree to provide all reasonable assistance necessary to enable The Charles Schwab Corporation or such other Purchaser, on the one hand, and the Company, on the other hand, to have such new activity or service approved as one permitted to be performed by The Charles Schwab Corporation or such other Purchaser or the Company, as the case may be, under the Bank Act and Regulation Y, provided that the foregoing covenant shall not apply at any time in which the deemed holdings in the Company's voting securities (including any outstanding warrants) by The Charles Schwab Corporation or any other Purchaser subject to the Bank Act are less than five percent (5%) of the total outstanding voting securities of the Company (as measured under the Bank Act).

      Certain Purchase Rights. The Company will not issue to any employee of or consultant to the Company or any of its Affiliates, or to any third party, any options (but not including shares of Common Stock issuable under the Company's 1999 Employee Stock Purchase Plan), warrants or other similar rights to purchase securities of the Company ("Purchase Rights") with an exercise or purchase price less than the market price of the Common Stock at the time of the grant or issuance of such Purchase Rights, without the approval of the Majority Purchasers. The Company shall take all actions necessary or appropriate to assure that it will not grant or issue during any calendar year Purchase Rights (other than the Schwab Warrants) to acquire in excess of the lesser of (a) 4.0% of its average number of shares of Common Stock outstanding during such calendar year, (b) 4.5 million shares of its Common Stock (as appropriately adjusted for stock splits, stock dividends, combinations and other recapitalizations of the Company's share capital) or (c) the number of shares of Common Stock that can be acquired upon the conversion or exchange of Purchase Rights which are approved by the Company's Board of Directors during such calendar year. The Company will not reprice any of its outstanding Purchase Rights or exchange any new Purchase Rights for currently outstanding Purchase Rights without prior stockholder approval. The provisions of this Section 6.08 shall cease to apply if collectively the Purchasers and their Affiliates at any time own less than five percent of the outstanding Common Stock.

      Use of Proceeds. The Company will use the proceeds from the sale of the Shares for general working purposes and the furtherance of the Company's business plan, including enhancing the Company's marketing capabilities.

      Subsequent Equity Offerings. Until the third anniversary of the Closing Date, the Company will notify the Purchasers of any proposed offer or sale of any of its equity securities or any securities convertible or exchangeable into its equity securities (the "New Equity Securities") prior to the final sale of the Equity Securities. The Company in good faith will consider offering any of the Purchasers, which express an interest, an opportunity to participate in any such offering or sale. This Section 6.10 shall not apply to any offers or sales of Equity Securities in connection with (a) a loan from a commercial bank; (b) any issuance of securities (i) as consideration in a merger or consolidation, (ii) in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital), (iii) as consideration for the acquisition of a business, product, license or other asset by the Company or (iv) equipment finance leasing; (c) the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities; or (d) the grant of additional Purchase Rights in compliance with Section 6.08 of this Agreement.

      Maintenance on Nasdaq National Market, Listing of Shares. The Company shall maintain the listing of its Common Stock on the Nasdaq National Market or the American Stock Exchange, Inc. or the New York Stock Exchange, Inc. and the Company shall use its reasonable best efforts to prevent the suspension of trading or a failure to be listed on any such exchange for a period in excess of 10 consecutive trading days at any time. Promptly following the Closing Date, the Company shall secure the listing of the Shares upon the Nasdaq National Market and, in the event it lists its shares of Common Stock on any other exchange, upon such exchange, and shall maintain such listing or listings so long as any other shares of Common Stock shall be so listed.

      Actions to Ensure Closing. The Company agrees in good faith to take any such actions as necessary to ensure the Closing, including the timely holding of any stockholders' meeting.

      Issuance of the Schwab Warrants. The Company agrees to issue to Schwab the Schwab Warrants on the earlier of (a) the date of the Closing or (b) July 31, 2000. At the time of the issuance of the Schwab Warrants, the Company agrees to enter into registration rights agreements with Schwab in the form of the registration rights agreements previously negotiated between the Company and Schwab and as described in the Marketing Agreement. The provisions of this Section 6.13 shall survive the termination of this Agreement.

      TPF Board Attendance. In the event that (a) a representative of TPF no longer is a member of the Company's Board of Directors and (b) TPF (and/or its Affiliates) acquires at least 1.0 million Shares at the Closing, TPF shall receive a side letter from the Company (promptly following the time at which both items (a) and (b) first occur substantially to the effect that: For so long as TPF (and its Affiliates or partners) owns in excess of 1.0 million shares of the Company's Common Stock (as appropriately adjusted for stock splits, stock dividends, combinations and other recapitalizations of the Company's capital shares), the Company shall take all actions necessary to ensure that an individual designated by TPF be permitted to attend, as a non- voting member, any meetings of the Company's Board of Directors (but not any committee meetings thereof). In addition, the Company agrees to notify TPF of any meetings of the Board of Directors and to provide TPF with all materials generally provided to members of the Board of Directors in advance of any Board of Directors meetings and to provide TPF with copies of all minutes of any Board of Directors meetings (including meetings of committees thereof). TPF may designate different individuals from time to time to attend the Board of Directors meetings; provided that, it notifies the Company in the event of any change in any such designated individual.

  MISCELLANEOUS

      Notices. Any notice required or permitted under this Agreement shall be in writing and shall be delivered in person or mailed by certified or registered mail, return receipt requested, overnight Times New Roman or facsimile, directed to (a) the Purchasers c/o The Charles Schwab Corporation, 101 Montgomery Street, San Francisco, CA 94104, attention: Christopher V. Dodds, facsimile (415) 636-5877, with a copy to Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation, at Three Embarcadero Center, Seventh Floor, San Francisco, CA 94111, attention: Lawrence B. Rabkin, facsimile (415) 217-5910; or (b) to the Company at E-Loan, Inc., 5875 Arnold Road, Suite 100, Dublin, CA 94568, attention: Douglas Galen, facsimile (925) 556-2914, with a copy to E-Loan, Inc., 5875 Arnold Road, Suite 100, Dublin, CA 94568 attention: Edward A. Giedgowd, facsimile:(925) 803-3503, or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others. Copies of the notices provided to The Charles Schwab Corporation shall also be provided to each of the other Purchasers at the addresses set forth on Schedule 1.01 attached hereto, or, in any such case, at such other address or addresses as shall have been furnished in writing by the Purchasers to the Company. The giving of any notice required hereunder may be waived in writing by the parties hereto. Every notice or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, or on the date actually received.

      Waivers; Amendments. No failure or delay by any Purchaser in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of each Purchaser hereunder are cumulative and are not exclusive of any rights or remedies that it would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Company therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

        Neither this Agreement nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Company and the Majority Purchasers.

      Expenses. Each party will pay all costs and expenses incurred by it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement and the other Transaction Documents, provided that the Company shall pay the reasonable legal fees and expenses of The Charles Schwab Corporation, not to exceed $50,000 in the aggregate, in connection with such transactions.

      Survival. All covenants, agreements, representations and warranties made by the Company in the certificates delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement, regardless of any investigation made by any such other party or on its behalf. The provisions of Sections 6.13 and 7.03 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby or the termination of this Agreement or any provision hereof or thereof.

      Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

      Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of California.

      Successors and Assigns. Except as otherwise expressly provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. Except as expressly provided in this Agreement, nothing in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

      Headings. Article and Section headings are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

      Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by, or prohibited to be taken by, any Person, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

      Legal Counsel. The parties to this Agreement recognize and agree that Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation ("Howard Rice"), solely represents The Charles Schwab Corporation and certain of its Affiliates in connection with the negotiation and drafting of the Transaction Documents and the transactions contemplated hereby and thereby. The Company has been informed that Howard Rice has previously provided legal advice to Palo Alto Funding Group ("PAFG"), a predecessor of the Company, and the Company hereby expressly waives any conflict which may arise or may have arisen due to such past provision of legal advice to PAFG arising out of the current representation by Howard Rice adverse to the Company in connection herewith.

  Definitions

      Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

      "Act" has the meaning assigned to such term in Section 2.12.

      "Affiliate" means, (i) with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified or (ii) any "employee investment partnership" sponsored by Purchaser or any Person as described in clause (i) of this definition.

      "Bank Act" has the meaning assigned to such term in Section 2.25.

      "Benchmark" Benchmark Capital Partners IV, L.P., Benchmark Founders' Fund IV, L.P. and Benchmark Founders' Fund IV-A, L.P.

      "By-Laws" means the bylaws of the Company currently in force and effect and filed with the SEC as an exhibit to the Company's filings in SEC Documents under the Act or the Exchange Act.

      "Certificate of Incorporation" means the certificate of incorporation of the Company currently in force and effect and filed with the SEC as an exhibit to the Company's filings in SEC Documents under the Act or the Exchange Act.

      "Closing" has the meaning assigned to such term in Section 1.02.

      "Closing Date" has the meaning assigned to such term in Section 1.02.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time.

      "Common Stock" means the common stock, par value $0.001 per share, of the Company.

      "Company" means E-Loan, Inc., a Delaware corporation.

      "Contracts" has the meaning assigned to such term in Section 2.12.

      "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

      "dollars" or "$" refers to lawful money of the United States of America.

      "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

      "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

      "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

      "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

      "Exchange Act" has the meaning assigned to such term in Section 2.12.

      "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

      "Financial Statements" has the meaning assigned to such term in Section 2.13.

      "FT Ventures" shall collectively mean Financial Technology Management, L.L.C., Financial Technology Ventures (Q), L.P. and Financial Technology Ventures, L.P. and for purposes of this Agreement the three entities shall be treated as a single entity. To the extent that notice is required to be given, consent obtained or information provided to FT Ventures, FT Ventures shall mean Financial Technology Ventures, L.P. or such other of the three entities listed in this definitions as Financial Technology Management Company, L.L.C. shall notify the Company in writing.

      "GAAP" means generally accepted accounting principles in the United States of America.

      "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity, whether foreign or domestic, exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

      "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

      "HSR Act" has the meaning assigned to such term in Section 2.25.

      "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind; (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of such Person upon which interest charges are customarily paid; (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person; (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business); (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed; (g) all guarantees by such Person of Indebtedness of others; (h) all capital lease obligations of such Person; (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty; and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

      "Legal Requirements" has the meaning assigned to such term in Section 2.11.

      "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

      "Majority Purchasers" has the meaning assigned to such term in Section 1.02.

      "Marketing Agreement" has the meaning assigned to such term in Section 2.25.

      "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of the Company and its subsidiaries taken as a whole, (b) the ability of the Company to perform any of its obligations under this Agreement or any of the other Transaction Documents or (c) the rights of or benefits available to Purchaser under this Agreement or any of the other Transaction Documents.

      "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

      "Nasdaq National Market" shall mean the Nasdaq National Market.

      "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

      "Permits" has the meaning assigned to such term in Section 2.11.

      "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

      "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

      "Regulation Y" has the meaning assigned to such term in Section 2.25.

      "Rights Agreement" has the meaning assigned to such term in Section 2.03.

      "Schwab" has the meaning assigned to such term in Section 2.25.

      "Schwab Warrants" shall mean the warrants dated April 25, 2000, to be granted to Schwab on the earlier of (a) the Closing Date or (b) July 31, 2000 and which grant to Schwab the right, under the conditions set forth in the warrants, to acquire 13.1 million shares of Common Stock.

      "SEC" has the meaning assigned to such term in Section 2.12.

      "SEC Documents" has the meaning assigned to such term in Section 2.17.

      "security" or "securities" has the meaning set forth in Section 2(1) of the Act.

      "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

      "TPF" has the meaning assigned to such term in Section 1.01.

      "Transaction Documents" has the meaning assigned to such term in Section 2.03.

      "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

      Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Shares, accounts and contract rights.

      Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies Purchaser that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if Purchaser notifies the Company that it requests an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers and members as of the day and year first above written.

"Company":

E-LOAN, Inc.

Name:

Title:

"Purchasers":

The Charles Schwab Corporation Technology Partners Fund VI, L.P.

By: TP Management VI, L.L.C.

By: By:___________________________

Name: Christopher V. Dodds Name: Ira Ehrenpreis

Title: Executive Vice President Title: Managing Member

and Chief Financial Officer

Abbey National Treasury Services Financial Technology Ventures, L.P.

Overseas Holdings Financial Technology Ventures (Q), L.P.

By: Financial Technology Management,

L.L.C., their General Partner

By:_______________________________ By:___________________________

Name: Anna Merrick Name: Scott Wu

Title: Title: Managing Member

Benchmark Capital Partners IV, L.P.

as nominee for

Benchmark Capital Partners IV, L.P.

Benchmark Founders' Fund IV, L.P.

Benchmark Founders' Fund IV-A, L.P.

and related individuals

By: Benchmark Capital Management

Co. IV, L.L.C., their general partner

By:______________________________

Name: Steve Spurlock, Managing Member

SCHEDULE 1.01

Schedule of Purchasers

Purchasers Shares Purchase Price

The Charles Schwab Corporation 2,666,666 $9,999,997.50

101 Montgomery Street

San Francisco, CA 94104

Abbey National Treasury Services 2,666,666 $9,999,997.50

Overseas Holdings

26-28 Dorset Square

London NW1 6QG

United Kingdom

Attention: Christian Dummett

Fax No.: 011-44-207612-3482

Financial Technology Ventures L.P. 95,200 $ 357,000.00

Financial Technology Ventures (Q) L.P. 2,571,466 $9,642,997.50

601 California Street

22nd Floor

San Francisco, CA 94108

Attention: Chuck Ott

Fax No.: (415) 229-3010

Benchmark Capital Partners IV, L.P. 1,333,333 $4,999,998.75

2480 Sand Hill Road

Palo Alto, CA 94025

Attention: Steve Spurlock

Fax No.: (650) 854-8183

Technology Partners Fund VI, L.P. 1,333,333 $4,999,998.75

550 University Avenue

Palo Alto, CA 94301

Attention: Ira Ehrenpreis

Fax No.: (650) 289-9001